Exhibit 99.1

news release	Great Lakes Chemical Corporation
9025 North River Road, Suite 400
Indianapolis, IN 46240 USA

Telephone: (1) 317 715 3000
Facsimile: (1) 317 715 3060
www.greatlakes.com

FOR IMMEDIATE RELEASE

(Issued April 29, 2005)

GREAT LAKES CHEMICAL ANNOUNCES EXPIRATION OF
HART-SCOTT-RODINO WAITING PERIOD IN PROPOSED MERGER
WITH CROMPTON CORPORATION

INDIANAPOLIS, INDIANA—Great Lakes Chemical Corporation (NYSE:GLK) today announced that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. This satisfies U.S. premerger notification requirements for the proposed merger between Great Lakes and Crompton Corporation (NYSE:CK).

Approval of the transaction by European competition authorities is still pending.

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Great Lakes Chemical Corporation is the world’s leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppressants, and performance products. The stock of the company is traded on the New York Stock Exchange.

Analyst contact:

Paul Britton +1 317 715 3027 / investorinfo@glcc.com

Media contact:

Wendy Chance +1 317 715 3027 / wchance@glcc.com